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[KPMG LOGO]


                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Cerprobe Corporation:

We consent to incorporation by reference in the registration statements (No. 33-8348, No. 33-65200, No. 333-03015, No. 333-34979 and No. 333-43469) filed on
Form S-8 and No. 33-61805 on Form S-3 of Cerprobe Corporation of our report dated February 4, 2000, relating to the consolidated balance sheets of Oz Technologies, Inc. and subsidiary as of September 30, 1999, and the related consolidated statements of income and retained earnings, and cash flow for the nine-month period ended September 30, 1999, which report appears in Form 8-K/A of Cerprobe Corporation dated February 18, 2000.

                         KPMG LLP

Phoenix, Arizona
February 18, 2000